UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 5, 2005

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact Name of Registrant)

Delaware	33-0074499
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

000-17287

(Commission File No.)

43445 Business Park Drive, Suite 113, Temecula, California	92590
(Address of Principal Executive Offices)	(Zip Code)

(951) 699-4749

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed, Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Unless the context otherwise indicates, references in this Current Report on Form 8-K to “we,” “us” or “our” refer to the Registrant, Outdoor Channel Holdings, Inc.

Effective on December 5, 2005, we entered into an Optionholders Registration Rights Agreement (the “Registration Rights Agreement”) with Ray V. Miller and Elizabeth J. Sanderson, each of whom is a director of ours, to make the shares of common stock underlying certain options available for resale immediately after exercise of such options.  The Registration Rights Agreement contains provisions regarding our registration of shares of common stock to be issued to Mr. Miller and Ms. Sanderson upon the exercise of options that they received in connection with their investment in our wholly owned subsidiary, The Outdoor Channel, Inc., in 1997.  Such options were exchanged for options to purchase shares of our common stock in September 2004 in connection with our acquisition of all of the outstanding shares of The Outdoor Channel, Inc. that we did not previously own, and these options expire in December 2007.  The Registration Rights Agreement also contains indemnification provisions and other terms. A copy of the Registration Rights Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit No.	Description
10.1	Optionholders Registration Rights Agreement, dated as of December 5, 2005, among Outdoor Channel Holdings, Inc. and the holders of options who are a party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

By:	/s/ Thomas E. Hornish
Name: Thomas E. Hornish
Title: General Counsel

Dated: December 5, 2005

Exhibit Index

Exhibit No.	Description
10.1	Optionholders Registration Rights Agreement, dated as of December 5, 2005, among Outdoor Channel Holdings, Inc. and the holders of options who are a party thereto